UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

BUSINESS DEVELOPMENT CORPORATION OF AMERICA
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Dear Stockholder:
You are cordially invited to attend Business Development Corporation of America’s 2020 Annual Meeting of Stockholders to be held on May 29, 2020 at 11:00 a.m. at the offices of Dechert LLP located at 1095 Avenue of the Americas, New York, New York 10036.
The Notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on the progress of the Company during the past year and answer stockholders’ questions.
It is important that your shares be represented at the Annual Meeting. If you are a stockholder of record and are unable to attend the meeting in person, I urge you to vote your shares by completing, dating and signing the enclosed proxy card and promptly returning it in the envelope provided or, alternatively, by calling the toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares if you are unable to attend the meeting in person. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. Your vote is important.
Sincerely yours,
/s/ Richard J. Byrne

Richard J. Byrne
Chairman & Chief Executive Officer

BUSINESS DEVELOPMENT CORPORATION OF AMERICA
9 West 57th Street, 49th Floor, Suite 4920
New York, New York
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 29, 2020
April 15, 2020
To the Stockholders of Business Development Corporation of America:
I am pleased to invite our stockholders to the 2020 Annual Meeting of Stockholders (“Annual Meeting”) of Business Development Corporation of America, a Maryland corporation (the “Company”). The Annual Meeting will be held on May 29, 2020 at the offices of Dechert LLP located at 1095 Avenue of the Americas, New York, New York 10036, commencing at 11:00 a.m. (local time). At the Annual Meeting, you will be asked to (i) elect two (2) members to the Company’s Board of Directors, (ii) authorize the Company, with approval of its Board of Directors, to sell or otherwise issue up to 25% of the Company’s outstanding common stock at a price below the Company’s then-current net asset value (“NAV”) per share, and (iii) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.
Our Board of Directors has fixed the close of business on April 9, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Record holders of shares of our common stock, par value $0.001 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.
For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (855) 486-7909.
The Company currently intends to hold the Annual Meeting in person. However, the Company is actively monitoring developments in connection with the coronavirus (COVID-19) outbreak and is sensitive to the public health and travel concerns that stockholders may have and the protocols or guidance that federal, state and local governments and agencies such as the Centers for Disease Control and Prevention and World Health Organization may recommend or impose. In the event it is not possible or advisable to hold the Annual Meeting in person, the Company will announce alternative arrangements for the meeting as promptly as possible, which may include holding the Annual Meeting solely by means of remote communication. If the Annual Meeting will be held solely by remote communication, the Company will announce that fact as promptly as practicable, and details on how to participate will be posted on the website at which the Company’s proxy materials are available at www.proxyvote.com/BDCA, and filed with the U.S. Securities and Exchange Commission as additional proxy material. Please monitor the website at which the Company’s proxy materials are available at www.proxyvote.com/BDCA for updated information.
Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. Your vote is important.
By Order of the Board of Directors,
/s/ Leeor P. Avigdor

Leeor P. Avigdor
Secretary of the Company

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

PROXY STATEMENT	1
INFORMATION ABOUT THE MEETING AND VOTING	2
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	6
Nominees	7
Nominee Biographies	7
Standing Director Biographies	8
Information About the Board of Directors and its Committees	10
Leadership Structure of the Board of Directors	10
Oversight of Risk Management	11
Audit Committee	12
Compensation Committee	12
Nominating and Corporate Governance Committee	12
Director Independence	13
Family Relationships	13
Executive Sessions and Communication with the Board of Directors	13
COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS, DIRECTORS AND CERTAIN STOCKHOLDERS	14
Compensation of Executive Officers	14
Directors and Executive Officers	14
STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS	16
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	17
Investment Advisory Agreement	17
Administration Agreement	18
Co-Investment Relief	18
PROPOSAL NO. 2 — TO AUTHORIZE THE COMPANY TO SELL OR OTHERWISE ISSUE UP TO 25% OF THE COMPANY’S OUTSTANDING COMMON STOCK AT A PRICE BELOW THE COMPANY’S THEN CURRENT NAV PER SHARE	19
Background and Reasons	19
Conditions to Sales Below NAV	20
Key Stockholder Considerations	21
Examples of Dilutive Effect of the Issuance of Shares Below NAV	21
Required Vote	22
CODE OF ETHICS	24
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	24
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24
Independent Registered Public Accounting Firm’s Fees	24
Pre-Approval Policies and Procedures	25
AUDIT COMMITTEE REPORT	25
OTHER MATTERS PRESENTED FOR ACTION AT THE 2020 ANNUAL MEETING	26
STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING	27
Stockholder Proposals in the Proxy Statement	27
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings	27

i

BUSINESS DEVELOPMENT CORPORATION OF AMERICA
9 West 57th Street, 49th Floor, Suite 4920
New York, New York
PROXY STATEMENT
The proxy card, together with this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2019 (our “2019 Annual Report”), is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of Business Development Corporation of America, a Maryland corporation (the “Company”), for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 9 West 57th Street, 49th Floor, Suite 4920, New York, New York 10019. This Proxy Statement, the proxy card, Notice of Annual Meeting and our 2019 Annual Report have either been mailed to you or been made available to you on the Internet. Mailing to our stockholders commenced on or about April 15, 2020.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Stockholders Meeting To Be Held on May 29, 2020
This Proxy Statement, the Notice of Annual Meeting and our 2019 Annual Report are available at:
www.proxyvote.com/BDCA.

INFORMATION ABOUT THE MEETING AND VOTING
What is the date of the Annual Meeting and where will it be held?
The Annual Meeting will be held on May 29, 2020, commencing at 11:00 a.m. (local time) at the offices of Dechert LLP located at 1095 Avenue of the Americas, New York, New York 10036.
What will I be voting on at the Annual Meeting?
At the Annual Meeting, you will be asked to:
1.
elect two (2) directors for three-year terms expiring in 2023 and until their successors are duly elected and qualified;

2.
authorize the Company to sell or otherwise issue up to 25% of the Company’s outstanding common stock at a price below the Company’s then-current net asset value (“NAV”) per share; and

3.
consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.
Who can vote at the Annual Meeting?
The record date for the determination of holders of shares of our Common Stock (as defined below) entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, is the close of business on April 9, 2020. As of the record date, approximately 198,651,991 shares of our common stock, par value $0.001 per share (“Common Stock”), were issued and outstanding and entitled to vote at the Annual Meeting.
How many votes do I have?
Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The proxy card shows the number of shares of Common Stock you are entitled to vote.
How may I vote?
You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting can be obtained by calling our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (855) 486-7909. Stockholders may submit their votes by proxy or by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:
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via the Internet at www.proxyvote.com/BDCA at any time prior to 11:59 p.m. Eastern Time on May 28, 2020, and per the instructions provided on the proxy card; or

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by telephone, by calling (800) 690-6903 at any time prior to 11:59 p.m. Eastern Time on May 28, 2020, and per the instructions provided on the proxy card.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?
Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the proxy card is signed and returned without any directions given, the shares will be voted “FOR” the election of the nominees for director named in the proxy and other matters listed in the accompanying Notice of Annual Meeting of Stockholders.
The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in their discretion.
How can I change my vote or revoke a proxy?
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.
What if I return my proxy card but do not mark it to show how I am voting?
If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.
What vote is required to approve each item?
Election of Director Nominees. There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of a plurality of votes cast at the Annual Meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote.
Approval of the authorization of the Company to sell or otherwise issue up to 25% of the Company’s outstanding common stock at a price below the Company’s then current net asset value per share.   The affirmative vote of: (i) a majority of outstanding shares of common stock entitled to vote at the Annual Meeting; and (ii) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting which are not held by affiliated persons of the Company. For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares of common stock” as: (A) 67% or more of the shares of common stock present at the Annual Meeting if the holders of more than 50% of the outstanding shares of common stock of the Company are present or represented by proxy; or (B) 50% of the outstanding shares of common stock of the Company, whichever is the less.
Approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.   Affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
What is a “broker non-vote”?
A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.
What constitutes a “quorum”?
The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?
Yes. The Company is soliciting the proxy on behalf of the Board of Directors and will pay all costs of preparing, assembling and mailing the proxy materials. As a result, our stockholders will indirectly bear such expense.
We have retained Broadridge to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $428,858 for proxy solicitation services provided for us, plus reimbursement for certain costs and out-of-pocket expenses incurred in connection with their services, all of which will be paid by us. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in making available proxy materials to the beneficial owners of shares of our Common Stock.
As the date of the Annual Meeting approaches, certain stockholders whose votes have not yet been received may receive a telephone call from a representative of Broadridge. Votes that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.
In all cases where a telephonic vote is solicited, the call is recorded and the Broadridge representative is required to confirm each stockholder’s full name and address, and the zip code, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Broadridge representative is required to confirm that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and to ask the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.
What does it mean if I receive more than one proxy card?
Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations department at (844) 785-4393. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.
What if I receive only one set of proxy materials although there are multiple stockholders at my address?
The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.
We will promptly deliver, upon written or oral request, a separate copy of our Annual Report or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations department at (844) 785-4393 or by mailing a request to Business Development Corporation of America, 9 West 57th Street, 49th Floor, Suite 4920, New York, New York 10019, Attention: BDCA Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.
Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?
Please call Broadridge, our proxy solicitor, at (855) 486-7909.
Whom should I call with other questions?
If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, or our 2018 Annual Report or any documents relating to any of our future stockholder meetings, please contact: Business Development Corporation of America, 9 West 57th Street, 49th Floor, Suite 4920, New York, New York 10019, Attention: BDCA Investor Relations, Telephone: (844) 785-4393, Email: info@bdca.com, website: www.bdcofamerica.com.
How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?
In order for a stockholder proposal to be properly submitted for presentation at our 2021 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on November 16, 2020 and ending at 5:00 p.m., Eastern Time, on December 16, 2020. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Business Development Corporation of America, 9 West 57th Street, 49th Floor, Suite 4920, New York, New York 10019, Attention: Leeor P. Avigdor, Secretary. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2021 Annual Meeting.”
Unless specified otherwise, the proxies will be voted “FOR”: (i) the election of the two (2) nominees to serve as directors of the Company until the 2023 annual meeting and until their successors are duly elected and qualified; and (ii) the authorization of the Company to sell or otherwise issue up to 25% of the Company’s common stock at a price below the Company’s then current NAV. The proxies also will be voted “FOR” or “AGAINST” such other matters as my properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations by BDCA Adviser, LLC (the “Adviser”). The Board of Directors is divided into three classes as nearly equal in number as possible, whose terms of office expire in successive years over every three year period. Our Board of Directors now consists of six directors as set forth below.
Class I (To Serve Until the Annual Meeting of Stockholders in 2021)	Class II (To Serve Until the Annual Meeting of Stockholders in 2022)	Class III (To Serve Until the Annual Meeting of Stockholders in 2020)
Richard J. Byrne	Edward G. Rendell(2)(3)	Ronald J. Kramer(1)(3)
Lee S. Hillman(1)(2)	Dennis M. Schaney(2)(3)	Leslie D. Michelson(1)(3)

(1)
Member of Audit Committee of the Board of Directors (the “Audit Committee”).

(2)
Member of Compensation Committee of the Board of Directors (the “Compensation Committee”).

(3)
Member of Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”).

Successive classes of directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the third annual meeting of stockholders subsequent to the one at which he or she is elected or (if longer) until his or her successor is duly elected and qualifies. The Company’s charter (the “Charter”) and bylaws provide that the number of directors shall be fixed by a resolution of the Board of Directors; provided, however, that the number of directors shall never be less than three (3) or greater than fifteen (15).
The number of directors on the Board is currently fixed at seven (7). There is currently a vacancy which the Board intends to fill at a later date. Two (2) of the six (6) directors comprise Class III and their terms will expire at the Annual Meeting.
The Board of Directors has proposed the following nominees for election as directors at the Annual Meeting, each to serve for a term ending at the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Ronald J. Kramer and Leslie D. Michelson. Each nominee currently serves as a director of the Company. Messrs. Kramer and Michelson have indicated their willingness to continue to serve if elected and have consented to be named as nominees. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.
The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the two (2) nominees. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Although the Board has determined not to nominate a candidate to fill the vacancy on the Board at this time, you may not vote proxies for the election of more than two (2) nominees. Directors will be elected by a plurality of votes cast at the Annual Meeting, provided that a quorum is present. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote.
If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees
The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:
Name	Age	Position
Ronald J. Kramer	61	Independent Director; Nominating and Corporate Governance Committee Chair
Leslie D. Michelson	69	Lead Independent Director
Nominee Biographies
Ronald J. Kramer
Ronald J. Kramer was elected as an independent director of the Company in October 2016. He has served as the Chief Executive Officer of Griffon Corporation (NYSE:GFF) since April 2008, as Chairman of the Board of Griffon Corporation from January 2018, and as a director of Griffon Corporation since 1993. Griffon Corporation is a diversified holding company with a portfolio of businesses in the following industries: home and building products and defense electronics. From 2002 through March 2008, he was President and a director of Wynn Resorts, Ltd. (NASDAQ:WYNN), a developer, owner and operator of destination casino resorts. From 1999 to 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and its predecessor Wasserstein Perella & Co. He was formerly a member of the Board of Directors of Leap Wireless International, Inc. (formerly NASDAQ:LEAP), Monster Worldwide, Inc. (NYSE:MWW) and Sapphire Industrials Corporation (formerly AMEX:FYR). Mr. Kramer holds a BS degree from the Wharton School of the University of Pennsylvania and an MBA from New York University.
We believe that Mr. Kramer’s experience as a director or executive officer of the companies described above make him well qualified to serve as a member of our Board of Directors.
Leslie D. Michelson
Leslie D. Michelson has served as an independent director of the Company since January 2011, including as lead independent director since February 2016. Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson served as vice chairman and chief executive officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its Board of Directors from January 2002 until April 2013. Mr. Michelson served on the Board of Directors of Catellus Development Corp. (“Catellus”), from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the Audit Committee of the Board of Directors of Catellus for 5 years and served at various times as the chairman of the Audit Committee and the Compensation Committee. From April 2001 to April 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, he served as chief executive officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as an adviser of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as chairman and co-chief executive officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and chief executive officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson has been a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, an AMEX-traded special purpose acquisition company, from 2007 to 2009, of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001, and of Landmark Imaging, a privately held diagnostic imaging and treatment company from 2007 to 2010. Also, since June 2004, he has served as a director of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis, commonly known as Lou Gehrig’s disease. Mr. Michelson has served as a member of the Board of Advisors for the UCLA Fielding School of Public Health since October 2013 and as a director of Druggability Technologies Holdings Ltd. since April 2013. In addition, he has served as founder and chief executive officer of Michelson on Medicine, LLC since January 2012.
He has served as an independent director of American Realty Capital — Retail Centers of America, Inc. (“RCA”) since November 2015, and previously served as an independent director of RCA from March 2012 until October 2012. In addition, Mr. Michelson has served as an independent director of Healthcare Trust, Inc. (“HTI”) since December 2015 and as an independent trustee of Realty Capital Income Funds Trust (“RCIFT”), a family of mutual funds, since April 2013. Mr. Michelson previously served as an independent director of American Realty Capital Healthcare Trust, Inc. (“HT”) from January 2011 until July 2012 and as lead independent director of HT from July 2012 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Michelson served as an independent director of American Realty Capital Trust, Inc. from January 2008, including as lead independent director from July 2012, until the close of its merger with Realty Income Corporation in January 2013. Mr. Michelson also served as an independent director of VEREIT, Inc. (“VEREIT”) from October 2012 until April 2015. Mr. Michelson also served as an independent director of BDCA Venture, Inc. from June 2014 until June 2015. Mr. Michelson served as lead independent director of Realty Finance Trust, Inc. from January 2013 until November 2014. Mr. Michelson served as an independent director of DNAV from August 2011 until February 2012 and as a director of New York REIT, Inc. (“NYRT”) from October 2009 until August 2011.
Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.
We believe that Mr. Michelson’s experience as a director or executive officer of the companies described above make him well qualified to serve as a member of our Board of Directors.
The Board of Directors recommends that the stockholders vote “FOR” the election of Messrs. Kramer and Michelson as members of the Board of Directors to serve until the 2023 Annual Meeting and until their successors are duly elected and qualified.
Standing Director Biographies
Richard J. Byrne
Richard J. Byrne has served as Chairman of the Board of Directors, Chief Executive Officer and President of the Company since November 2016. Mr. Byrne has served as the President of Benefit Street Partners L.L.C. (“BSP”) since 2013. He also serves as Chairman of the Board of Directors, Chief Executive Officer and President of the Benefit Street Partners Realty Trust, Broadtree Residential, Inc. and Broadstone Real Estate Access Fund. Prior to joining BSP, Mr. Byrne was Chief Executive Officer of Deutsche Bank Securities, Inc. He was also the Co-Head of Global Capital Markets at Deutsche Bank. Before joining Deutsche Bank, Mr. Byrne was Global Co-Head of the Leveraged Finance Group and Global Head of Credit Research at Merrill Lynch & Co. He was also a perennially top-ranked credit analyst. Mr. Byrne earned an M.B.A. from the Kellogg School of Management at Northwestern University and a B.A. from Binghamton University. Mr. Byrne is a member of the Boards of Directors of Wynn Resorts, Limited (NASDAQ: WYNN) and New York Road Runners. Mr. Byrne previously served as a member of the Board of Directors of MFA Financial, Inc. (NYSE: MFA) from March 2014 to December 2019.
Lee S. Hillman
Lee S. Hillman has served as an independent director of the Company since February 2017. Mr. Hillman has served as President of Liberation Advisory Group, a private management consulting firm, since 2003. Mr. Hillman has also served as Chief Executive Officer of Performance Health Systems, LLC, an early-stage business distributing Power Plate™ and bioDensity® branded, specialty health and exercise equipment since 2012, and its predecessor since 2009. From February 2006 to May 2008, Mr. Hillman served as Executive Chairman and Chief Executive Officer of Power Plate International (“Power Plate”) and from 2004 through 2006 as CEO of Power Plate North America. Previously, from 1996 through 2002, Mr. Hillman was CEO of Bally Total Fitness Corporation, then the world’s largest fitness membership club business. Mr. Hillman also serves as a member of the board of directors of Broadtree Residential, Inc. Mr. Hillman currently serves as a member of the board of directors of Lawson Products, Inc. where he serves as the lead independent director and member of its Audit Committee and Financial Strategies Committee as well as chair of its Compensation Committee. He also serves as a board member and member of the Audit, Compensation and Nominating/Governance Committees of HC2 Holdings, Inc. and as trustee and member of the Audit Committee of Adelphia Recovery Trust. Previously he has served as a member of the Board of Directors of HealthSouth Corporation, Wyndham International, RCN Corporation (where he was Chairman of the Board), Bally Total Fitness Corporation (where he was Chairman of the Board) and Professional Diversity Network. Mr. Hillman holds a B.S. in Finance and Accounting from the Wharton School of the University of Pennsylvania and an M.B.A. in Finance and Accounting from the Booth School of Business of the University of Chicago. Mr. Hillman is a Certified Public Accountant and former audit partner with Ernst & Young.
Edward G. Rendell
Governor Edward G. Rendell has served as an independent director the Company since January 2011. Gov. Rendell has also served as an independent trustee of the Fund since March 2020. Governor Edward G. Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. As the Governor of the Commonwealth of Pennsylvania, he served as the chief executive of the nation’s 6th most populous state and oversaw a budget of $28.3 billion. He also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, he eliminated a $250 million deficit, balanced the city’s budget and generated five consecutive budget surpluses. He was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Governor Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986 he was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, he was a candidate for the mayor of Philadelphia. From 1988 through 1991, Governor Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Governor Rendell was an attorney at the law firm of Ballard Spahr. Governor Rendell worked on several real estate transactions as an attorney in private practice. Governor Rendell has also served as a member of the board of directors of American Realty Capital — Retail Centers of America, Inc., Global Net Lease, Inc., American Realty Capital Trust III, Inc. and VEREIT. An Army veteran, Governor Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School.
Dennis M. Schaney
Dennis M. Schaney has served as an independent director of the Company since February 2017. Mr. Schaney previously served as Managing Director and Head of High Yield and Leveraged Loans at Morgan Stanley Investment Management. Mr. Schaney also served as Co-Head of Morgan Stanley Credit Partners. During this time, he was responsible for leveraged loan, high yield bond and mezzanine investments across a variety of funds including closed-end, open-end and institutional separate accounts. Mr. Schaney retired from Morgan Stanley Investment Management in 2010. From 2003 to 2007, he served as Managing Director and Global Head of Fixed Income for Credit Suisse Asset Management. He oversaw global teams responsible for all fixed income investments and served on the asset management’s Executive Committee and the Management Committee for Credit Suisse. Prior to Credit Suisse, Mr. Schaney founded BlackRock Financial Management’s Leveraged Finance Group which was responsible for high yield, leveraged loan and mezzanine investments. He was also responsible for the alternative investment effort for leveraged assets including the Magnetite CLO/CBO products. In addition to those responsibilities, he co-headed the firm’s credit research effort. Mr. Schaney worked at Merrill Lynch from 1988 through 1997 where he was Global Head of Corporate and Municipal Bond Research and an analyst covering the media, entertainment, and cable sectors. Prior to Merrill Lynch, Mr. Schaney was a Vice President at First Boston Corporation focusing on corporate restructuring and credit advisory services. He was also a Rating Officer for Standard & Poor’s Rating Services. Mr. Schaney holds a B.S. in Psychology from the University of Bridgeport and an M.S. in Finance from Fairfield University.

Information About the Board of Directors and its Committees
The Board of Directors ultimately is responsible for the management and control of our business and operations. Our current executive officers are employees of affiliates of our Adviser. We have no employees and have retained the Adviser and its affiliates to manage our day-to-day operations. The Adviser is a subsidiary of BSP. Mr. Byrne is the President of BSP.
The Board of Directors held a total of 37 meetings, including action by written consent, during the fiscal year ended December 31, 2019. We encourage, but do not require, all directors to attend our annual meetings of stockholders. All directors attended at least 75% of the total number of meetings while they were a member of the Board of Directors and did not attend last year’s annual meeting of stockholders.
The Board of Directors has approved and organized an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.
Leadership Structure of the Board of Directors
The Board of Directors monitors and performs an oversight role with respect to the business and affairs of the Company, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to the Company. Among other things, the Board of Directors approves the appointment of the investment adviser, administrator and officers, reviews and monitors the services and activities performed by the investment adviser, administrator and officers and approves the engagement, and reviews the performance of, the Company’s independent registered public accounting firm.
Under the Bylaws, the Board of Directors may designate a chairman to preside over the meetings of the Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board of Directors. The Company does not have a fixed policy as to whether the chairman of the Board of Directors should be an independent director and believes that its flexibility to select its chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.
Since November 2016, Mr. Byrne has served as our chairman of the Board of Directors and as our Chief Executive Officer and President. Our Board of Directors believes that our chief executive officer is best situated to serve as chairman because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of the Company’s strategy. We believe the combined role of chairman and chief executive officer, together with our independent directors, is in our best interest because it provides the appropriate balance between strategic development and independent oversight of management.
The independent directors have designated a lead independent director whose duties include, among other things, chairing executive sessions of the independent directors, acting as a liaison between the independent directors and chairman of the Board of Directors and between the independent directors and officers of the Company and the investment adviser, facilitating communication among the independent directors and the Company’s counsel, reviewing and commenting on Board of Directors and committee meeting agendas and calling additional meetings of the independent directors as appropriate. The Board has designated Mr. Michelson as the lead independent director.
The Company believes that board leadership structures must be evaluated on a case-by-case basis and that its existing board leadership structure is appropriate. However, the Company continually re-examines its corporate governance policies on an ongoing basis to ensure that they continue to meet the Company’s needs.

Oversight of Risk Management
The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its oversight of the Company’s executive officers and the Adviser. Each committee of our Board of Directors plays a distinct role with respect to overseeing management of our risks:
•
Audit Committee:   Our Audit Committee oversees the management of enterprise risks. To this end, our Audit Committee meets at least annually (i) to discuss our risk management guidelines, policies and exposures and (ii) with our independent registered public accounting firm to review our internal control environment and other risk exposures.

•
Compensation Committee:   Our Compensation Committee oversees the management of risks relating to the fees paid to the Adviser under the investment advisory agreement. In fulfillment of this duty, the Compensation Committee meets at least annually and reviews the Agreement in connection with its approval process. In addition, the Compensation Committee reviews the performance of the Adviser to determine whether the compensation paid was reasonable in relation to the nature and quality of services performed and whether the provisions of the Agreement were being satisfactorily performed.

•
Nominating and Corporate Governance Committee:   Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board of Directors and potential conflicts of interest.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the committees each report to our Board of Directors on a regular basis to apprise our Board of Directors regarding the status of remediation efforts of known risks and of any new risks that may have arisen since the previous report.
The Board of Directors also performs its risk oversight function and fulfills its risk oversight responsibilities by working with the Company’s Chief Compliance Officer to monitor risk in accordance with the Company’s policies and procedures. The Chief Compliance Officer prepares a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s report, which is reviewed by and discussed with the Board of Directors, addresses at a minimum (a) the operation of the compliance policies and procedures of the Company and certain of its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer reports to the Board of Directors on a quarterly basis with respect to material compliance matters and meets separately in executive session with the independent directors periodically, but in no event less than once each year.
The Company believes that the Board of Directors’ role in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. Specifically, as a BDC the Company must comply with certain regulatory requirements and restrictions that control the levels of risk in its business and operations. For example, the Company’s ability to incur indebtedness is limited such that its asset coverage must equal at least 200% immediately after each time it incurs indebtedness, the Company generally has to invest at least 70% of its total assets in “qualifying assets” and, subject to certain exceptions, the Company is subject to restrictions on its ability to engage in transactions with BSP and its affiliates. In addition, the Company has elected to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code. As a RIC, the Company must, among other things, meet certain source of income and asset diversification requirements.
The Company believes that the extent of the Board of Directors’ (and its committees’) role in risk oversight complements the Board of Directors’ leadership structure because it allows the Company’s independent directors, through the three fully independent Board committees, a lead independent director, executive sessions with each of the Company’s Chief Compliance Officer and the Company’s independent registered public accounting firm, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.
The Company believes that a board of directors’ roles in risk oversight must be evaluated on a case-by-case basis and that the Board of Directors’ existing role in risk oversight is appropriate. However, the Board of Directors re-examines the manner in which it administers its risk oversight function on an ongoing basis to ensure that it continues to meet the Company’s needs.
Audit Committee
Each member of the Audit Committee is independent for purposes of the 1940 Act. Our Audit Committee consists of Messrs. Hillman (Chairman), Kramer and Michelson. The Board has determined that Messrs. Hillman, Kramer and Michelson are qualified as “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC and are independent directors.
The Audit Committee, in performing its duties, monitors:
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our financial reporting process;

•
the integrity of our financial statements;

•
compliance with legal and regulatory requirements;

•
the independence and qualifications of our independent and internal auditors, as applicable; and

•
the performance of our independent and internal auditors, as applicable.

Our Audit Committee held 4 meetings, including action by written consent, during the fiscal year ended December 31, 2019.
Our Audit Committee operates pursuant to a written charter. The charter of the Audit Committee is available to any stockholder who requests it c/o Business Development Corporation of America, 9 West 57th Street, 49th Floor, Suite 4920, New York, New York 10019, and is also available on the Company’s website at www.bdcofamerica.com.
The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2019 is discussed below under the heading “Audit Committee Report.”
Compensation Committee
Each member of the Compensation Committee is independent for purposes of the 1940 Act. The Compensation Committee operates pursuant to a written charter and conducts periodic reviews of our Investment Advisory and Management Services Agreement (the “Investment Advisory Agreement”). The committee considers in such periodic reviews, among other things, whether the compensation of our Adviser is reasonable in relation to the nature and quality of services performed, and whether the provisions of the Investment Advisory Agreement are being satisfactorily performed. Messrs. Hillman, Rendell (Chairman) and Schaney serve as the members of our Compensation Committee. Our Compensation Committee held no meetings during the fiscal year ended December 31, 2019. The charter of the Compensation Committee is available in print to any stockholder who requests it and is also available on the Company’s website at www.bdcofamerica.com.
Nominating and Corporate Governance Committee
Each member of the Nominating and Corporate Governance Committee is independent for purposes of the 1940 Act. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board of Directors or a committee of the Board of Directors, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Nominating and Corporate Governance Committee held one meeting during the fiscal year ended December 31, 2019. Messrs. Kramer (Chairman), Michelson, Rendell and Schaney serve as the members of our Nominating and Corporate Governance Committee. The charter of the Nominating and Corporate Governance Committee is available in print to any stockholder who requests it and is also available on the Company’s website at www.bdcofamerica.com.
When nominating director candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with investment companies and other organizations of comparable purpose, complexity, size and subject to similar legal restrictions and oversight, the interplay of the candidate’s experience with the experience of other members of the Board of Directors, each candidate’s ability to devote sufficient time to the affairs of the Company, and the extent to which the candidate would be a desirable addition to the Board and any committees thereof. In addition, while the Board of Directors does not have a formal policy on diversity, it will consider issues of diversity, including diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills when filling vacancies on the Board of Directors. Other than the foregoing, there are no stated minimum criteria for director nominees. The director nominees for the Annual Meeting were approved by the members of the Nominating and Corporate Governance Committee and the entire Board of Directors.
The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s bylaws. See “Stockholder Proposals for the 2021 Annual Meeting” for additional information regarding stockholder nominations of director candidates.
Director Independence
Our Charter and bylaws provide for a Board of Directors with no fewer than three and no more than fifteen directors, a majority of whom must be independent. Under our Charter, a director is considered independent if he or she is not an “interested person” as that term is defined under Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board of Directors who are not independent directors are referred to as interested directors.
Family Relationships
There are no familial relationships between any of our directors and executive officers.
Executive Sessions and Communication with the Board of Directors
The independent directors serving on our Board of Directors intend to meet in executive sessions at the conclusion of each regularly scheduled meeting of the Board of Directors, and additionally as needed, without the presence of any directors or other persons who are part of the Company’s management. These executive sessions of our Board of Directors will be presided over by Mr. Michelson, the Company’s lead independent director.
The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of Business Development Corporation of America, 9 West 57th Street, 49th Floor, Suite 4920, New York, New York 10019, Attention: Leeor P. Avigdor, Secretary. Mr. Avigdor will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS
Compensation of Executive Officers
We currently have no employees. Our Adviser performs our day-to-day management functions. Our current executive officers, Richard J. Byrne, Nina K. Baryski and Leeor P. Avigdor, are all employees of BSP and do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. As a result, we do not have, and our Board has not considered, a compensation policy or program for our executive officers and has not included in this proxy statement a “Compensation Discussion and Analysis,” a report from our Compensation Committee with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation.
Directors and Executive Officers
The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:
Name	Age	Principal Occupation and Positions Held
Richard J. Byrne(1)	59	Chairman, Chief Executive Officer and President
Nina K. Baryski	35	Chief Financial Officer and Treasurer
Leeor P. Avigdor	38	Secretary
Guy F. Talarico	64	Chief Compliance Officer
Lee S. Hillman(1)	64	Independent Director; Audit Committee Chair
Ronald J. Kramer(1)	61	Independent Director; Nominating and Corporate Governance Committee Chair
Leslie D. Michelson(1)	69	Lead Independent Director
Edward G. Rendell(1)	76	Independent Director; Compensation Committee Chair
Dennis M. Schaney(1)	63	Independent Director

(1)
Please see “Business Experience of Nominees” above for biographical information about Mr. Byrne and each of the members of the Company’s Board of Directors.

Nina K. Baryski
Nina K. Baryski has served as Chief Financial Officer and Treasurer since May 2019. During her time at BSP, Ms. Baryski has been a Director and Fund Controller based in its Boston office, with financial accounting and reporting oversight over all of BSP’s private debt fund platform. Prior to joining BSP in November 2012, Ms. Baryski worked at Audax Group as a finance manager focusing on financial reporting and fund operations, starting in September 2008. Previously, she began her career at PricewaterhouseCoopers in the investment management practice in September 2006. Ms. Baryski received a Bachelor of Science in Finance and Accounting from the Stern School of Business at New York University in May 2006 and is a Certified Public Accountant.
Leeor P. Avigdor
Leeor P. Avigdor has served as Secretary of the Company since November 2016. Mr. Avigdor is also a Managing Director with BSP focused on strategic development activities. Prior to joining BSP in 2015, Mr. Avigdor worked as a Director at Barclays in the financial institutions investment banking group, where he worked on numerous M&A and capital markets transactions for asset management and specialty finance companies, including business development companies. Prior to joining Barclays, Mr. Avigdor worked as an investment banker at UBS in the Financial Institutions Group. Prior to investment banking, Mr. Avigdor began his career at UBS in interest rate derivative sales within the fixed income division. Mr. Avigdor received a Bachelor of Science in Operations Research and Industrial Engineering from Cornell University.

Guy F. Talarico
Guy F. Talarico has served as Chief Compliance Officer of the Company since February 2016. Mr. Talarico is the founder and chief executive officer of Alaric Compliance Services LLC, a regulatory compliance consulting firm. Mr. Talarico has over 29 years of experience in the financial services industry, his background includes serving as the CCO to various registered investment advisers and registered investment companies; the management of a $45 billion asset management and services group at JP Morgan-Chase; client management of SEC-registered advisers within the Institutional Custody Division of Investors Bank & Trust Company; development of an outsourced SEC regulatory compliance program for registered advisers; and legal compliance support. Just prior to founding ALARIC Compliance Services, LLC, he was the co-CEO of EOS Compliance Services, LLC.
Compensation of Directors
The following table sets forth information regarding compensation of our directors during the fiscal year ended December 31, 2019.
Name	Fees Paid in Cash	Total Compensation
Richard J. Byrne(1)	N/A	N/A
Lee S. Hillman	$196,000	$196,000
Dennis M. Schaney	$173,000	$173,000
Ronald J. Kramer	$179,500	$179,500
Leslie D. Michelson	$202,000	$202,000
Edward G. Rendell	$180,500	$180,500

(1)
Mr. Byrne receives no compensation for serving as a director.

Our independent directors receive an annual fee of $120,000 plus reimbursement of any reasonable out-of-pocket expenses incurred in connection with their service on the Board. Our independent directors also receive $2,500 for each regular or special Board meeting attended, $1,000 for each committee meeting attended (including any committee meeting held on the same date as a Board of Directors Meeting), and $750 for any action reviewed and voted upon electronically via written consent. The lead independent director receives an annual fee of $25,000, the chairman of the Audit Committee receives an annual fee of $20,000, and the chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee receives an annual fee of $10,000. In addition, our independent directors will each receive a $250,000 award upon the occurrence of a liquidity event, which at the sole discretion of the Company would be paid (i) in cash; (ii) in fully-vested stock of the Company, to be granted pro rata over a three-year period; or (iii) any combination of the foregoing.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 9, 2020, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:
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each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

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each of the Company’s officers and directors; and

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all of the Company’s officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage(2)
Interested Directors:
Richard J. Byrne	193,554.183	*
Independent Directors:
Lee S. Hillman	—	—
Ronald J. Kramer	—	—
Leslie D. Michelson	13,111.087	*
Edward G. Rendell	—	—
Dennis M. Schaney	—	—
Officers (that are not directors):
Nina K. Baryski	—	—
Leeor P. Avigdor	—	—
Guy F. Talarico	—	—
All directors and executive officers as a group (9 persons)	206,665.27	*

*
Less than 1%.

(1)
The business address of each individual or entity listed in the table is 9 West 57th Street, 49th Floor, Suite 4920, New York, New York 10019.

(2)
Based on a total of 198,651,991 shares of common stock issued and outstanding on April 9, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Investment Advisory Agreement
Under the Investment Advisory Agreement (effective as of February 1, 2019), the Adviser serves as the investment adviser to the Company. Pursuant to the Investment Advisory Agreement and for the investment advisory and management services provided thereunder, the Company pays the Adviser a base management fee and an incentive fee.
Prior to February 1, 2019, the Adviser provided investment advisory and management services under the investment advisory and management services agreement between the Company and the Adviser, effective November 1, 2016 (the “Prior Investment Advisory Agreement”). The terms of the Prior Investment Advisory Agreement were substantially similar to the Investment Advisory Agreement. The Prior Investment Advisory Agreement automatically terminated upon the indirect change of control of the Adviser on the consummation of Franklin Resources, Inc.’s and Templeton International, Inc.’s acquisition of BSP.
Base Management Fee
The base management fee is calculated at an annual rate of 1.5% of our average gross assets. The base management fee is payable quarterly in arrears. Average gross assets are calculated based on the average value of our gross assets at the end of the two most recently completed calendar quarters. All or any part of the base management fee not taken as to any quarter is deferred without interest and may be taken in such other quarter as the Adviser will determine. However, any deferred base management fee must be taken within three calendar years of the date on which such fee was first payable by us. The base management fee for any partial month or quarter is appropriately pro-rated.
Incentive Fees
The incentive fee consists of two parts. The first part is referred to as the incentive fee on income and it is calculated and payable quarterly in arrears based on our “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement with BSP and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment in kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The payment of the incentive fee on income is subject to payment of a preferred return to investors each quarter, expressed as a quarterly rate of return on the value of our net assets at the end of the most recently completed calendar quarter, of 1.75% (7.00% annualized), subject to a “catch up” feature (as described below). The calculation of the incentive fee on income for each quarter is as follows:
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No incentive fee on income is payable to the Adviser in any calendar quarter in which our Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate of 1.75%, or 7.00% annualized (the “Preferred Return”), on net assets;

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100% of our Pre-Incentive Fee Net Investment Income, if any, that exceeds the preferred return but is less than or equal to 2.1875% in any calendar quarter (8.75% annualized) is payable to the Adviser. This portion of our incentive fee on income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20% on all of our Pre-Incentive Fee Net Investment Income when our Pre-Incentive Fee Net Investment Income reaches 2.1875% (8.75% annualized) in any calendar quarter; and

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For any quarter in which our Pre-Incentive Fee Net Investment Income exceeds 2.1875% (8.75% annualized), the incentive fee on income equals 20% of the amount of our Pre-Incentive Fee Net Investment Income, as the Preferred Return and catch-up will have been achieved.

The second part of the incentive fee, referred to as the “incentive fee on capital gains during operations,” is an incentive fee on capital gains earned on liquidated investments from the portfolio during operations prior to our liquidation and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, if earlier). This fee equals 20.0% of our incentive fee capital gains, which equals our realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.
Administration Agreement
On November 1, 2016, we entered into an administration agreement with BSP (the “Administration Agreement”), pursuant to which BSP provides us with office facilities and administrative services. The Administration Agreement may be terminated by either party without penalty upon not less than 60 days’ written notice to the other.
Co-Investment Relief
The 1940 Act generally prohibits BDCs from entering into negotiated co-investments with affiliates absent an order from the SEC. The SEC staff has granted us exemptive relief that allows us to enter into certain negotiated co-investment transactions alongside other funds managed by the Adviser or its affiliates (“Affiliated Funds”) in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors, subject to compliance with certain conditions (the “Order”). Pursuant to the Order, we are permitted to co-invest with our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our eligible directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching in respect of us or our stockholders on the part of any person concerned, and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies.

PROPOSAL NO. 2 — TO AUTHORIZE THE COMPANY TO SELL OR OTHERWISE
ISSUE UP TO 25% OF THE COMPANY’S OUTSTANDING COMMON STOCK
AT A PRICE BELOW THE COMPANY’S THEN CURRENT NAV PER SHARE
The Company is a closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current NAV of such stock, with certain exceptions. One such exception would permit the Company to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then-current NAV if its stockholders approve such a sale and the Company’s directors make certain determinations. A majority of our independent directors and a majority of our directors who have no financial interest in the sale would be required to make a determination as to whether such sale would be in the best interests of the Company and its stockholders prior to selling shares of our common stock at a price below NAV per share if our stockholders were to approve such a proposal. A majority of our independent directors and a majority of our directors who have no financial interest in the sale, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, would also be required to determine in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase our common stock or immediately prior to the issuance of such common stock, that the price at which the common stock is to be sold is not less than a price which closely approximates its market value, less any distributing commission or discount.
Pursuant to this provision, the Company is seeking the approval of its stockholders so that it may, in one or more public or private offerings of its common stock, sell shares of its common stock in an amount not to exceed 25% of its then outstanding common stock immediately prior to each such sale at a price below its then current NAV, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the earlier of the one year anniversary of the date of the Company’s 2020 Annual Meeting of Stockholders and the date of the Company’s 2021 Annual Meeting of Stockholders, which is expected to be held in May 2021.
Background and Reasons
Although we have generally been able to access the capital necessary to finance our investment activities, during periods of disruption, uncertainty and volatility in the capital markets, capital may not be available to us on favorable terms, or at all. BDCs like the Company generally must comply with the 200% asset coverage requirements mandated by the 1940 Act in order to incur debt or issue senior securities, which requires the Company to finance its investments with at least as much equity as debt and senior securities in the aggregate. Although the Small Business Credit Availability Act of 2018 amended the 1940 Act to permit BDCs to incur increased leverage if certain conditions are met, we do not presently intend to avail ourselves of these increased leverage limits. Furthermore, the Company’s debt facilities require that it maintain a debt to equity ratio of not greater than approximately 1:1. Because BDCs must determine the fair value of the assets in their portfolio quarterly, an unfavorable shift in market dynamics or the existence of underperforming assets may lower that determination of fair value and therefore proportionately increase the value of balance sheet debt compared to assets. Exceeding the approximate 1:1 debt to equity ratio could have severe negative consequences for a BDC, including the inability to pay dividends, breach of debt covenants and failure to qualify for tax treatment as a RIC. BDCs like the Company must be able to access equity capital in order to build the Company’s investment portfolio thereby increasing the value of net assets in order to realign its debt to equity ratio and avoid any negative consequences.
As a result, BDCs like the Company seek to obtain approval to issue shares of common stock at a price below the current NAV in order to maintain consistent access to capital. Stockholder approval of this proposal will provide the Company with the flexibility to make investments in accordance with the Company’s investment objective.
As of December 31, 2019, the Company had $687.2 million in borrowings outstanding on its credit facilities and $410.0 million outstanding on its unsecured notes. The Company has met its asset coverage and RIC distribution requirements. Any sale or other issuance of shares of the Company’s common stock at a price below NAV will result in an immediate dilution to your interest in the Company’s common stock and a reduction of our NAV per share. This dilution would occur as a result of a proportionately greater decrease in a stockholder’s interest in the Company’s earnings and assets and voting interest in the Company than the increase in its assets resulting from such issuance. See “Key Stockholder Considerations” below.
There is no maximum discount on the amount of dilution of NAV that may be incurred in connection with this proposal. As a result, the amount of dilution of NAV that may be incurred could be substantial. See “Examples of Dilutive Effect of the Issuance of Shares Below NAV” in this Proposal 2. The Board will consider the potential dilutive effect of issuing shares at a price below NAV when considering whether to authorize any such issuance.
The Board believes it is in the best interests of stockholders to allow the Company flexibility to issue its common stock at a price below NAV in certain instances. The Company’s ability to grow over time and to continue to pay dividends to stockholders could be adversely affected if the Company were unable to access the capital markets as attractive investment opportunities arise. Inability to access the capital markets could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell and at disadvantageous times.
The Company has previously received stockholder approval to sell its common stock at a price below NAV, and currently has the ability to do so until the earlier of (1) the date of the Annual Meeting and (2) May 30, 2020. On March 31, 2020, the Company agreed to issue in a private placement an aggregate amount of 9,532,062.39 newly issued shares of common stock for aggregate cash proceeds of $55 million. The shares are to be initially issued and sold at $5.77 per share, a discount to the Company NAV per share as of December 31, 2019. The effective price may be adjusted lower depending on a pricing mechanism based upon the Company’s March 31, 2020 net asset value once finalized. Under this mechanism, the Company may be required to issue up to 690,985.94 shares to the purchasers at no additional consideration.
The Company is seeking stockholder approval now in order to provide flexibility for future sales, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of sale. Also, because the Company has no immediate plans to sell any shares of its common stock at a price below NAV, it is impracticable to describe the transaction or transactions in which shares of common stock would be sold. Instead, any transaction where the Company sells shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such sale in accordance with the terms of this proposal.
Conditions to Sales Below NAV
The Company will only sell or otherwise issue shares of its common stock at a price below NAV per share if the following conditions are met:
•
the holders of a majority of the Company’s outstanding voting securities, and the holders of a majority of the Company’s outstanding voting securities that are not affiliated persons of the Company, approved the Company’s policy and practice of making such sales of securities at the last annual meeting of stockholders within one year immediately prior to any such sale;

•
a majority of the Company’s directors who have no financial interest in the sale and a majority of such directors who are not interested persons of the Company have determined that any such sale would be in the best interests of the Company and its stockholders; and

•
a majority of the Company’s directors who have no financial interest in the sale and a majority of such directors who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.

In determining whether or not to sell additional shares of the Company’s common stock at a price below the NAV per share, the Board of Directors has a duty to act in the best interests of the Company and its stockholders.

Key Stockholder Considerations
Before voting on this proposal or giving proxies with regard to this matter, common stockholders should consider the dilutive effect of the issuance of shares of the Company’s common stock at less than NAV per share on the NAV per outstanding share of common stock. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders. Since under this proposal shares of the Company’s common stock or securities otherwise issued could be issued at a price that is substantially below the NAV per share, the dilution could be substantial. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. If this Proposal No. 2 is approved, the Board of Directors of the Company may, consistent with its fiduciary duties, approve the sale or otherwise issue shares of the Company’s common stock at any discount to its then current NAV per share; however, the Board of Directors will consider the potential dilutive effect of the issuance of shares at a price below the NAV per share when considering whether to authorize any such issuance and will act in the best interests of the Company and its stockholders in doing so.
The 1940 Act establishes a connection between common share sale price and NAV because, when shares of common stock or other specific securities are sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted. For an illustration of the potential dilutive effect of an offering of our common stock at a price below NAV, please see the table below under the heading “Examples of Dilutive Effect of the Issuance of Shares Below NAV.”
It should be noted that the cumulative number of shares sold below NAV pursuant to this approval is limited to 25% of the Company’s then-outstanding common stock immediately prior to each such sale. While we aggregate all sales sold below NAV throughout the year for purposes of this limit, the maximum is based on the percentage of outstanding common shares at the time of each offering and if we issue additional shares throughout the year, we would be able to issue more shares below NAV before reaching the 25% limit. Furthermore, there would be no limit on the discount to NAV at which shares could be sold.
Examples of Dilutive Effect of the Issuance of Shares Below NAV
The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in five different hypothetical offerings of different sizes and levels of discount from NAV per share. Actual sales prices and discounts may differ from the presentation below.
The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and net asset value per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV), (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV), (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV), (4) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after offering expenses and commissions (a 25% discount from NAV) and (5) an offering of 250,000 shares (25% of the outstanding shares) with proceeds to the Company at $0.00 per share after offering expenses and commissions (a 100% discount from Net asset value). Under this proposal, there is no limit on the discount at which the Company may sell its shares.

Dilutive Effect of the Issuance of Shares by Company XYZ Below Net Asset Value
		Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 20% Offering At 20% Discount		Example 4 25% Offering At 25% Discount		Example 5 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—	$7.89	—	$—	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$7.50	—	$—	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.24)%	$9.91	(0.91)%	$9.67	(3.33)%	$9.50	(5.00%)	$8.00	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%	0.80%	(20.00)%	0.80%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,762	(0.24)%	$99,091	(0.91)%	$96,667	(3.33)%	$95,000	(5.00)%	$80,000	(20.00)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(238)	—	$(909)	—	$(3,333)	—	$(5,000)	—	$(20,000)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$9.50	—	$8.00	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(0.50)	—	$(2.00)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.24)%	—	(0.91)%	—	(3.33)%	—	(5.00)%	—	(20.00)%
Required Vote
Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company, which includes, among others, directors, officers, employees, and 5% or greater stockholders.
For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and broker non-votes will have the effect of a vote against this proposal.
The Board of Directors recommends a vote “FOR” the proposal to authorize the Company, pursuant to approval of the Board of Directors of the Company, to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then-current net asset value per share, subject to certain conditions as set forth in this proxy statement (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale).

CODE OF ETHICS
The Board of Directors adopted a code of ethics (the “Code of Ethics”) that applies to the registrant’s principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
All members of the Compensation Committee are independent directors and none of the members are present or past employees of the Company. No member of the Compensation Committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K; or (ii) is an executive officer of another entity, at which one of our executive officers serves on the board.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On June 9, 2017, upon the recommendation of the Audit Committee, the Board of Directors engaged Ernst & Young LLP to serve as our new independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2017.
During the years ended December 31, 2019 and 2018, we did not consult with Ernst & Young LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our financial statements, and no written report or oral advice was provided to us that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
The Audit Committee of the Board of Directors has selected Ernst & Young LLP to be our independent registered public accounting firm and audit our consolidated financial statements for the year ending December 31, 2020. Ernst & Young LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in us. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer appropriate questions.
Independent Registered Public Accounting Firm’s Fees
We have paid or expect to pay the following fees to Ernst & Young LLP for work performed in 2018 and 2019 or attributable to the audit of our 2018 and 2019 financial statements:
	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2019
Audit Fees	$1,400,000	$1,460,000
Audit Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total Ernst & Young LLP Fees:	$1,400,000	$1,460,000
Audit Fees.   Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Fees.   Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.
Tax Fees.   Tax fees include corporate and subsidiary compliance and consulting.
All Other Fees.   Fees for other services would include fees for products and services other than the services reported above.
Pre-Approval Policies and Procedures
Our Audit Committee has established, and our Board of Directors has approved a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Ernst & Young LLP, the Company’s independent registered accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered accounting firm in order to assure that the provision of such service does not impair the firm’s independence. The Audit Committee has pre-approved all services by Ernst & Young LLP that were performed during the fiscal year ended December 31, 2019.
Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount. Before the Company engages the independent registered public accounting firm to render a service, the engagement must be either (i) specifically approved by the Audit Committee or (ii) entered into pursuant to the pre-approval policy. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered accounting firm to management.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors of Business Development Corporation of America operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at www.bdcofamerica.com. The Audit Committee is currently comprised of Messrs. Hillman, Kramer and Michelson.
Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.
Review with Management
The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.
Review and Discussion with Independent Registered Public Accounting Firm
The Audit Committee has discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1, Independence

Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with Ernst & Young LLP its independence and the compatibility of non-audit services with the firm’s independence.
Conclusion
Based on the Audit Committee’s discussion with management and the Company’s independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. The Audit Committee also appoints Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2020.
The Audit Committee
Lee S. Hillman (Chairman)
Ronald J. Kramer
Leslie D. Michelson
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.
OTHER MATTERS PRESENTED FOR ACTION AT THE 2020 ANNUAL MEETING
Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.
The Company currently intends to hold the Annual Meeting in person. However, the Company is actively monitoring developments in connection with the coronavirus (COVID-19) outbreak and is sensitive to the public health and travel concerns that stockholders may have and the protocols or guidance that federal, state and local governments and agencies such as the Centers for Disease Control and Prevention and World Health Organization may recommend or impose. In the event it is not possible or advisable to hold the Annual Meeting in person, the Company will announce alternative arrangements for the meeting as promptly as possible, which may include holding the Annual Meeting solely by means of remote communication. If the Annual Meeting will be held solely by remote communication, the Company will announce that fact as promptly as practicable, and details on how to participate will be posted on the website at which the Company’s proxy materials are available at www.proxyvote.com/BDCA, and filed with the U.S. Securities and Exchange Commission as additional proxy material. Please monitor the website at which the Company’s proxy materials are available at www.proxyvote.com/BDCA for updated information.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING
Stockholder Proposals in the Proxy Statement
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2021 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than December 16, 2020. Any proposal received after the applicable time in the previous sentence will be considered untimely.
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings
For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2021 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on November 16, 2020 and ending at 5:00 p.m., Eastern Time, on December 16, 2020. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws, including, without limitation:
1.
as to each director nominee;

•
the name, age, business address, and residence address of the nominee;

•
the class, series and number of any shares of stock of the Company beneficially owned by the nominee;

•
the date such shares were acquired and the investment intent of such acquisitions;

•
all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and

2.
as to any other business that the stockholder proposes to bring before the meeting,

•
a description of the business to be brought before the meeting;

•
the reasons for proposing such business at the meeting;

•
any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and

3.
as to the proposing stockholder (and the Stockholder Associated Persons, if any), the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and

4.
as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,

•
the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and

5.
to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.
All nominations must also comply with the Company’s charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: Business Development Corporation of America, 9 West 57th Street, 49th Floor, Suite 4920, New York, New York 10019, Attention: Leeor P. Avigdor (telephone: (212) 588-6770).
By Order of the Board of Directors,
/s/ Leeor P. Avigdor

Leeor P. Avigdor
Secretary of the Company

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D11608-Z77092

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BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Board recommends a vote FOR all the following proposals:

Nominees:	**For**	**Against**	**Abstain**
1a. Ronald J. Kramer	☐	☐	☐
1b. Leslie D. Michelson	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BUSINESS DEVELOPMENT CORPORATION OF AMERICABENEFIT STREET PARTNERS9 WEST 57TH STREET, SUITE 4920NEW YORK, NY 10019VOTE BY INTERNET - www.proxyvote.com/BDCA or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 P.M. Eastern Time the day before the cut-off dateor meeting date. Follow the instructions to obtain your records and to create anelectronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Haveyour proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD11608-Z77092! ! !! ! !! ! !1b. Leslie D. Michelson1a. Ronald J. Kramer2. To authorize the Company to sell or otherwise issue up to25% of the Company’s outstanding common stock at aprice below the Company’s then current net asset value(“NAV”) per share.Board recommends a vote FOR all the following proposals:1. To elect the following for a three-year term expiringin 2023 and until their successors are duly electedand qualified;Nominees:BUSINESS DEVELOPMENT CORPORATION OF AMERICAFor Against AbstainFor Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com/BDCA.D11609-Z77092BUSINESS DEVELOPMENT CORPORATION OF AMERICAAnnual Meeting of StockholdersMay 29, 2020 at 11:00 AM ETThis proxy is solicited by the Board of Directors The undersigned stockholder of Business Development Corporation of America (the "Company"), hereby appointsNina K. Baryski and Leeor Avigdor, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the offices of Dechert LLP located at 1095 Avenue of the Americas, New York, New York 10036 on May 29, 2020, commencing at 11:00 AM, local time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Annual Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his or her discretion on such matters as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanyingproxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" the Proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time or place for the purpose of soliciting additional proxies that may properly come before theAnnual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting.Continued and to be signed on reverse side